                SEVENTH PROSPECTUS SUPPLEMENT DATED MARCH 3, 2000

                     (to prospectus dated November 11, 1999)


                               Sunbeam Corporation

                                 $2,014,000,000

         Zero Coupon Convertible Senior Subordinated Debentures Due 2018
                                       and

        Shares of Common Stock Issuable Upon Conversion of the Debentures

                       ADDITIONAL SELLING SECURITYHOLDERS

                  The following represents an addendum to the table of selling securityholders appearing in the November 11, 1999 prospectus on pages 131-32.

                                              Principal Amount at     Percent of                            Common Stock
                                            Maturity of Debentures       Total       Common Stock Owned         to be
       Selling Securityholders              Beneficially Owned and    Outstanding     Prior to Original      Registered
                                                Offered Hereby        Debentures     Debentures Offering       Hereby
       -----------------------              ----------------------    -----------    -------------------    -----------
                                                                                                            <C
    Conseco Health Insurance Company -            $  1,000,000           -                  -                   -
      Convertible

    Conseco Senior Health Insurance                  1,000,000           -                  -                   -
      Company - Convertible
    Conseco Life Insurance Company                  28,500,000          1.4                 -                   -
    Conseco Annuity Assurance Company               28,500,000          1.4                 -                   -



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